Stagecoach Funds, Inc.                            Norwest Advantage Funds
      Stagecoach Trust


                                       July 15, 1999



        URGENT: WE HAVE NOT RECEIVED YOUR PROXY. PLEASE VOTE YOUR PROXY TODAY.


Dear Valued Investor:

         We previously mailed to you proxy materials relating to a special meeting scheduled for August 5, 1999.

         According to our latest records, we have not received your proxy. Please be aware that you may receive a telephone call from our proxy solicitor D.F. King & Co., Inc., to make sure that you have received your proxy material.
  If you have recently voted your proxy you may disregard this notice and we appreciate your response. If you receive a telephone call and are ready to vote, you will be given the option to register your vote immediately over the telephone. Telephone voting is easy and only takes about a minute. You can also vote on the Internet at www.proxyvote.com, you can fax your ballot to
(212) 269-2796, or you can call the toll-free number printed on your ballot
24 hours a day. If you choose to do so you can also SIGN, DATE and MAIL the enclosed duplicate proxy card promptly in the return envelope provided for your convenience. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. If you need assistance voting your shares or have any questions, please call our solicitor
D.F. King toll-free at 1-800-326-3066.

         Remember, for reasons set forth in the Proxy Statement dated June 1, 1999, the Board of Directors of Stagecoach Funds and Boards of Trustees of Stagecoach Trust and Norwest Advantage Funds recommend that you vote "FOR" each proposal.

         We thank you for your attention to this matter.

                               Sincerely,




                              /s/R. Greg Feltus      /s/John Y. Keffer
                                 President              President
                                 Stagecoach Funds       Norwest Advantage Funds
                                 Stagecoach Trust